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                                                                     EXHIBIT 23b


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated December 15, 2000 on the financial statements as of December 31, 1999, and for the year then ended, of The Profit Sharing and 401(k) Plan No. SS7 (formerly "The Schottenstein Stores Corporation and Affiliates Associated Profit Sharing and 401(k) Plan No. SS7") included in this Form 11-K/A, into American Eagle Outfitters, Inc. previously filed Registration Statement File No. 33-84796.

/s/ Arthur Anderson LLP

Columbus, Ohio
January 4, 2002

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